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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 (Re: Greater Bay Bancorp 401k Profit Sharing Plan) dated July 8, 1997 of our report dated February 27, 1997 on our audits of the consolidated financial statements of Greater Bay Bancorp and Subsidiaries as of December 31, 1996 and 1995, and for three years in the period ended December 31, 1996.



San Francisco, California
July 8, 1997